UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2025

ABSCI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40646	85-3383487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18105 SE Mill Plain Blvd
Vancouver, WA 98683
(Address of principal executive offices, including zip code)
(360) 949-1041
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ABSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2025, Absci Corporation (the “Company”) executed a Letter Agreement (the “Letter Agreement”) with SBGH, LLC (“SBGH”), which supplements and amends that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 4, 2021, by and among the Company, Target Discovery Merger Sub I, Inc., Target Discovery Merger Sub II, LLC, Totient, Inc., a Delaware corporation (“Totient”), and the stockholders named therein.

Pursuant to the terms of the Letter Agreement, the Company and SBGH, as representative of the sellers under the Merger Agreement, agreed, among other things, to a final distribution of the Milestone Consideration (as defined in the Merger Agreement), in full satisfaction of all potential milestone payments due under the Merger Agreement, such that (i) certain former stockholders of Totient will receive approximately $7.6 million of aggregate Milestone Consideration to be distributed as set forth in the Letter Agreement, and (ii) the Company will receive approximately $8.7 million of Milestone Consideration.

The Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the terms of the Letter Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
10.1#     Letter Agreement dated October 31, 2025.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

#    Portions of this exhibit have been redacted because they are both (i) not material and (ii) the type of information that the Company treats as private or confidential

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Absci Corporation

Date: November 4, 2025	By:	/s/ Sean McClain
Sean McClain
Founder & CEO